Exhibit 23.3

CONSENT OF QUALIFIED PERSON

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-8 and any amendments or supplements thereto (the “Registration Statement”) of Perpetua Resources Corp. being filed with the U.S. Securities and Exchange Commission (“SEC”), of references to BBA Consultants International LP’s (formerly Tierra Group International, Ltd.) name and to the use of, or the incorporation by reference of the technical report summary titled “Stibnite Gold Project S-K 1300 Technical Report Summary, Valley County, Idaho, USA,” with an effective date of December 31, 2025 (the “Technical Report Summary”) and the use of scientific and technical information, including any mineral reserve and mineral resource estimates, from the Technical Report Summary (collectively, the “Technical Information”), which comply with the requirements under Subpart 1300 of Regulation S-K promulgated by the SEC, including extracts from or summaries of the Technical Information.

DATED: March 31, 2026
Signed on behalf of BBA Consultants International LP

/s/ Justin Knudsen
Name: Justin Knudsen Title: Office Director, BBA Consultants International LP